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                                                                   EXHIBIT 10.20


                      RIGHT OF FIRST OPPORTUNITY AGREEMENT


                  RIGHT OF FIRST OPPORTUNITY AGREEMENT, dated as of March 6, 1997 (the "Agreement"), between NEXTEL COMMUNICATIONS, INC., a Delaware corporation ("Nextel") and MCCAW INTERNATIONAL, LTD., a Washington corporation and wholly owned subsidiary of Nextel ("MIL").


                             W I T N E S S E T H :


                  WHEREAS, MIL is offering 951,463 Units, each Unit consisting of one 13% Senior Discount Note due 2007 of MIL (the "Notes") and one warrant (the "Warrants") to purchase .10616 shares of common stock, no par value, of MIL at an exercise price of $36.45 per share, subject to adjustment (the "Offering"); and

                  WHEREAS, to facilitate the Offering, the parties hereto desire to provide for certain matters concerning Nextel's and MIL's respective involvement in the international wireless telecommunications industry.

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which is acknowledged, the parties, intending to be legally bound hereby, hereto agree as follows:

                  SECTION 1. First Opportunity Procedures. Nextel hereby agrees that until the earliest to occur of (i) April 15, 2007 and (ii) the date on which a Change of Control (as such term is defined in the Indenture pursuant to which the Notes were issued; the "Indenture") occurs, neither Nextel nor any Affiliate that is controlled by Nextel (other than MIL or any Restricted Group Member (as such term is defined in the Indenture; collectively, the "MIL Group")) shall be a party to any Future Wireless Opportunity (as such term is defined below) except in compliance with the procedures set forth in this Section. A "Future Wireless Opportunity" shall mean any transaction in which Nextel or any Affiliate that is controlled by Nextel would hold any equity securities or similar instrument representing an ownership interest ("Equity Interest") in another Wireless Entity (as such term is defined below), or would direct or otherwise participate in the management of another Wireless Entity; provided that the term "Future


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Wireless Opportunity" shall not mean or include any of the following: (i)
holding any Equity Interest in any member of the MIL Group or directing or participating in the management of any member of the MIL Group, (ii) holding any securities in or issued by any Wireless Entity which are not convertible into or exercisable or exchangeable for any Equity Interest in a Wireless Entity, (iii) holding any Equity Interest (or securities that are convertible into or exercisable or exchangeable for any Equity Interest) in a Wireless Entity that represents, on a fully-diluted basis, five percent (5%) or less of the total fully-diluted Equity Interests in such Wireless Entity, (iv) continuing to hold any investment in a wireless communications service business with operations outside the United States of America (including its territories, possessions and protectorates) that was made by Nextel prior to the date hereof and was not contributed to MIL prior to the date on which the Offering is consummated, or continuing to exercise rights to direct or participate in the management of any such business or (v) any commercial relationship with any Wireless Entity (including, without limitation, channel or frequency sharing, roaming, the purchase, sale or exchange of goods and/or services, licensing of intellectual property or other intangible rights or similar business related arrangement) that does not involve directing or participating in the management of such Wireless Entity. A "Wireless Entity" shall mean any corporation, partnership, trust, association or other form of business organization ("Entity") whose principal business activity involves the direct or indirect ownership or operation of two-way terrestrial-based mobile wireless communications systems anywhere in the world other than (A) the United States of America (including its territories, possessions and protectorates) and (B) so long as Nextel has any direct or indirect Equity Interest (other than those held by or through a member of the MIL Group) in Clearnet Communications, Inc. (including any successor to such entity or to all of the specialized mobile radio communications business activities conducted by such entity or its subsidiaries; "Clearnet"), in any of the provinces and territories that, on the date of this Agreement, collectively constitute Canada (the areas described in the foregoing clauses (A) and (B), the "Excluded Areas"), but shall not mean or include any such Entity in which Nextel or its controlled Affiliates (other than any member of the MIL Group) first acquired an Equity Interest or first became entitled to direct or participate in the management of following compliance with the procedures set forth in the next paragraph of this Section. Except at Nextel's specific

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request or with Nextel's prior written consent, no member of the MIL Group shall hold, acquire or direct or otherwise participate in the management of any wireless communications service business (other than Clearnet) having any operations in the Excluded Areas.

                  If Nextel or any of its controlled Affiliates becomes aware of any Future Wireless Opportunity, it shall promptly notify the Chief Executive Officer and the Board of Directors of MIL of such Future Wireless Opportunity and, to the extent known, of the terms, conditions and circumstances applicable to such Future Wireless Opportunity (such notice the "Initial Notice"). If either (i) the Board of Directors of MIL (or of the appropriate member of the MIL Group) thereafter notify Nextel that such member of the MIL Group is not able or elects not to pursue such Future Wireless Opportunity or (ii) the appropriate member of the MIL Group has not notified Nextel, within sixty (60) days after the date of the Initial Notice, that such member intends to pursue the Future Wireless Opportunity (provided that if such Future Wireless Opportunity involves any financial commitment to be made by an MIL Group member, Nextel will not be deemed to have been notified that an MIL Group member intends to pursue the Future Wireless Opportunity unless the notification of such intent ("Notice of Intent") is either preceded or accompanied by (A) a statement, in reasonable detail, of the sources of financing reasonably available to such MIL Group member that will be used to satisfy such financial commitment and that such financing is permitted under the Indenture and the other loan documents, if any, to which the applicable MIL Group members are parties or by which they are bound (a "Financing Statement") or (B) a good faith written undertaking to identify the source and nature of such financing in a writing to be delivered to Nextel within 30 days after the date on which the Notice of Intent is delivered ("Proposed Financing Notice"), and to deliver a Financing Statement consistent with the Proposed Financing Notice within 60 days after the Notice of Intent is delivered; provided that a failure to timely deliver a Proposed Financing Notice or the related Financing Statement will be treated as an election by the MIL Group not to pursue such Future Wireless Opportunity) or (iii) thereafter ceases to pursue such Future Wireless Opportunity diligently and in good faith or fails to consummate such Future Wireless Opportunity within nine months of the date of the Initial Notice (extended as may be reasonably required to obtain any necessary governmental approval or clearances) then, and in any such event, Nextel or any of its controlled

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Affiliates may pursue for itself and consummate, without further obligation, condition or restriction under this Section, such Future Wireless Opportunity on substantially the same terms and conditions as were set forth in the Initial Notice (or, if applicable and at Nextel's election, on terms and conditions in the aggregate no more favorable to Nextel or its appropriate controlled Affiliate than those (if any) advanced by any member of the MIL Group that previously elected to pursue such Future Wireless Opportunity as acceptable to such member). Nothing in this Section shall obligate Nextel or any of its controlled Affiliates to provide any financing or any other assistance to any member of the MIL Group in connection with such member's consideration and/or pursuit of any such Future Wireless Opportunity.

                  For purposes of this Section 1:

                  "Affiliate" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  SECTION 2. Third Party Beneficiaries. The holders of Notes and the Warrants shall be third party beneficiaries of the agreements made hereby between Nextel, on the one hand, and MIL on the other hand, and each holder of Notes and Warrants shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of holders of the Notes and the Warrants thereunder, provided, that such rights may only be exercised through the Trustee under the Indenture or the Warrant Agent under the Warrant Agreement, or another reasonably acceptable representative authorized to act by holders of a majority of the outstanding Notes or Warrants, as the case may be, with the power to bind all holders of Notes and Warrants.

                  SECTION 3. Severability. In the event that any one or more of the provisions contained herein, or the

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application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                  SECTION 4. Specific Performance. Without limiting the rights of each party hereto to pursue any and all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

                  SECTION 5. Amendments. Subject to the next succeeding sentence this Agreement may be amended at any time by MIL and Nextel. MIL and Nextel agree, for the benefit of the holders of Notes and Warrants, not to amend this Agreement in any respect material and adverse to the holders of Notes or Warrants and to give written notice of any proposed amendment to the Trustee and the Warrant Agent at least 30 days prior to the effectiveness thereof.

                  SECTION 6. Assignment. Neither this Agreement nor any of the rights, interests or obligations of any party hereto may be assigned by such party without the prior written consent of the other party.


                  SECTION 7. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute a single agreement, and all of which shall constitute an original for all purposes.

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                  SECTION 8.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED
BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                    NEXTEL COMMUNICATIONS, INC.


                                    By: /s/   THOMAS J. SIDMAN
                                       ----------------------------
                                       Name:  Thomas J. Sidman
                                       Title: Vice President



                                    MCCAW INTERNATIONAL, LTD.


                                    By: /s/   HENG-PIN KIANG
                                       ----------------------------
                                       Name:  Heng-Pin Kiang
                                       Title: Senior Vice President


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